Exhibit 10.36

Labor Contract

Name of Party A (Employer): Heilongjiang Xinda Enterprise Group Company Limited

Address: No. 9 Dalian North Road, Haping Road Centralized Park, Harbin Economic Development Zone, Heilongjiang Province
Legal Representative: Ma Qingwei
Principal: Ma Qingwei

Name of Party B (Employee):         Dai Rujun
ID Number:       130925198307246614
Home Address: Room 202, Unit 1, Building D4, Manxianglin, Haifushan Hydrology Park, 623-1 Sanhe Road, Xiangfang District, Harbin
Domicile:              Harbin
Contact Address: Room 202, Unit 1, Building D4, Manxianglin, Haifushan Hydrology Park, 623-1 Sanhe Road, Xiangfang District, Harbin
Contact Number: 8678111
E-mail:

Harbin Municipal Bureau of Labor and Social Security Supervision
Description
In the upper right corner of the cover, mark 23 indicates Heilongjiang Province, mark 01 indicates Harbin City, and the blank after “一” is the code for each district and county (city).
The bottom of the cover has 19 blanks, with the left 1 – 8 for the endowment insurance code; 9 – 12 for the contract year, month; 13 – 14 for the contract period; 15 – 19 for the signing sequence number.
Example 1: For contract signed in January 2008, fill in 0801 in 9 – 12; for the contract period of 1 year, fill in 01 in 13 – 14; fill in 90 for an open term; and fill in 00 for the term based on the completion to tasks.
The first digit of the 15-19 sequence number is the code that: for the labor contract signed with the rural migrant worker, mark *; for the labor contract signed with the urban migrant personnel, mark #; for the labor contract signed with the local city and district personnel, mark 0; the 16 – 19 sequence number will be filled in by the Employer.

Instruction
1.
Party A and Party B should carefully read the contents of the labor contract when entering into this Contract. Once a labor contract is agreed and entered, it shall be binding and effective, and both parties shall fully perform.

2.	The Employer shall conscientiously perform obligations to present to and notify the Employee the rules and regulations and major events that directly concerning the vital interests of the Employee.
3.
If the Employer recruits the Employee, it shall not detain the Employee’s ID card and other valid documents, and shall not require the Employee to provide securities or collect property from the Employee in other names.

4.	Once this Contract is entered into, neither party shall arbitrarily alter the contents of the labor contract.
5.
Party A and Party B shall each hold one copy of this Contract. Party A shall not hold Party B’s labor contract on his behalf, and the contract shall be kept for two years for future reference after dismissal or termination.

6.
If Party B recruited by Party A has not dismissed or terminated the labor contract with other companies, Party B shall truthfully state whether it will cause losses to the original employer, and Party B shall make a written commitment. If it may cause losses to the original employer, Party A shall not recruit Party B.

7.	This Contract must be signed by Party B himself.

Pursuant to the Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and other laws, regulations and rules, on the basis of equality, free will, mutual consultation and good faith, Party A and Party B agree to enter into this Labor Contract and be bound by the provisions of this Contract.
I.	Type and Term of Contract (Number Capitalized)
Article 1   Party A and Party B select the following form (1) to determine the term of this Contract:
(1)	Fixed Term: The term of this Contract is 36 months, from July 1, 2018 to June 30, 2021, including a probation period / (month, day).
(2)	Open Term: from / till the occurrence of the statutory termination event or termination event as stipulated in this Contract.
(3)	The term for completing certain tasks. It commences from / and cease when the work task is completed. The probation period is from / to /, which is / (day).

II.	Work Content and Work Place
Article 2   Party B’s work position is Deputy General Manager, with the work place in Harbin.
Article 3   Party B shall, in accordance with the post responsibility determined by Party A, complete the assigned work as required by Party A within the prescribed working hours; and follow various rules and regulations formulated by Party A in accordance with laws, abide by professional ethics and keep business secrets.
Article 4   When Party B becomes an employee of Party A, Party B has already been aware of the unique management method of Party A, that is, Party A will annually shift each kind of position of the company following a rotational policy to improve the efficiency of the company and to best utilize the talents. Party B agrees that Party A has the right to adjust his work place and work position according to the needs of the work during the term of this Contract; and Party B shall obey Party A’s management and work arrangements. After Party B’s position is adjusted, the salary standard of the new position shall be applied.

III.	Working Time and Vacation
Article 5    Party B implements the irregular working hour system (standard working hour system, irregular working hour system, comprehensive calculation working hour system).
(1)
Under the standard working hour system, Party A shall arrange for Party B to work no more than eight hours a day, with an average of no more than forty hours per week. Party A may extend the working hours after consultation with the union and Party B due to the needs of the work. Generally, it shall not exceed one hour per day. If it is necessary to extend the working hours for special reasons, the extended working hours shall not exceed three hours a day and thirty six hours a month, provided that Party A shall ensure the health of Party B.

(2)	Under the comprehensive working hour working system, the average daily working time shall not exceed eight hours, and the average weekly working time shall not exceed forty hours.
(3)	Under the irregular working system, Party B shall arrange its own work time, rest and vacation.
Article 6  Should Party A extend Party B’s working hours, Party A shall arrange for Party B to make up for the same time or pay for overtime work.
Article 7   During the term of this Contract, Party B shall enjoy each national right for rest and vacations.
Article 8   Party A shall strictly implement the national and local laws, regulations and rules concerning employment protection, provide Party B with necessary employment conditions and employment tools, establish and improve production processes, formulate operational procedures, work practices and employment safety and health regulations and standards.
Article 9   If Party B engages in work of occupational disease hazards, Party A shall organize occupational health checks before reporting to and after leaving the post in accordance with relevant national regulations, and shall have Party B conduct regular occupational health checks during the term of this Contract.
Article 10   Party A shall be responsible for the education and training of Party B on professional ethics, business technology, labor safety and health and related rules and regulations.
Article 11   Party B has the right to refuse Party A’s illegal command, and should Party A and its management personnel have any behavior disregarding Party B’s safety and health, Party B shall have the right to criticize and report the complaint to the relevant department.

IV.	Remuneration
Article 12   The wages during the probationary period shall not be lower than the minimum wage of the same post of the unit or 80% of the wages stipulated in Article 13 of this Contract, and shall not be lower than the minimum wage standard of where the Employer is located.
Article 13   After the expiration of the probationary period of Party B, Party A shall determine the wage standard of Party B according to the salary system of the unit, with reference to the specific salary and compensation system of the company. Should there be any change to Party A’s salary system or Party B’s work position, it shall be determined according to the new salary standard.

Article 14   Party A shall pay Party B’s salary in the form of legal currency on a monthly basis, with the payday on the 18th day of each month, and shall not deduct such salaries or unreasonably default.
Article 15   Should Party A arrange Party B to extend the working hours of the day, Party A shall pay wages no less than 150% of Party B’s salary; should Party A arrange Party B to work on the vacation day and be unable to arrange to make up for the missed rest, it shall pay wages no less than 200% of Party B’s salary; should Party A arrange Party B to work on statutory holidays, it shall pay wages no less than 300% of Party B’s salary. Party B’s overtime work shall comply with the company’s overtime work system. Party B’s unauthorized extension of working hours shall not be considered as overtime work and Party A may not make any compensation.
Article 16   Should Party A’s business cease and the production be suspended or closed due to reasons not attributable to Party B, which is less than one month, Party A shall pay Party B salary according to the salary standard as stipulated herein; should it be more than one month and Party A do not arrange work for Party B, Party A shall pay Party B living expenses according to the standard no lower than the local unemployment insurance standard.
Article 17   Should Party A extend Party B’s working hours, Party A shall arrange for Party B to make up for the same time or pay for overtime work.
Article 18   Party B shall enjoy Party B’s annual leave, family leave, funeral leave and other holidays. During the holidays, Party A shall pay Party B salary according to the relevant national and local standards or the standards as stipulated in the labor contract.

V.	Social Security and Welfare Benefits

Article 19   Party A shall pay for Party B the basic pension, basic medical care, unemployment, work injury and maternity insurance fees according to the national and local laws, regulations and policies in relation to social insurance; for the part of the social insurance premium borne by the individual, Party A may withhold and pay from Party B’s salary. When the labor contract between the parties is dissolved or terminated, Party A shall handle the transfer of files and social insurance for Party B within 5 days.

Article 20  The medical treatment of Party B’s illness or non-work-related injuries shall be implemented in accordance with relevant national and local policies.

Article 21  Party B’s work injury treatment shall be implemented in accordance with relevant national and local policies and regulations.
Article 22   The various treatments of Party B during pregnancy, maternity, lactation, etc. shall be implemented in accordance with the relevant national and local maternity insurance policies.
Article 23   Party A shall provide Party B with the following benefits: on basis of the company system
VI.	Rules and Regulations
Article 24   The rules and regulations formulated by Party A in accordance with law shall be disclosed to Party B. Party B confirms that he been trained in labor discipline and various rules and regulations of the company while signing this Contract. Party B recognizes the validity of each system and agrees to comply for implementation.
Article 25  Party B shall strictly abide by the rules and regulations formulated by Party A, complete tasks, improve vocational skills, implement workplace safety and hygiene procedures, and abide by labor discipline and professional ethics.
Article 26  Should Party B violate labor discipline, Party A may, in accordance with the rules and regulations of the unit, give corresponding administrative treatment, administrative sanctions, economic penalties, etc., and directly terminate this Contract.

VII.	Change, Dissolution, Termination, Renewal of Labor Contract
Article 27  Should there be any major change to the objective situation on which the Contract is concluded, which causes the contract unable to be performed, the relevant contents of this Contract may be changed by the parties based on mutual consensus.
Article 28  This Contract may be terminated by mutual agreement between Party A and Party B.

Article 29  If Party B has one of the following circumstances, Party A may terminate this contract.
1.	During the probationary period, if it is proved that Party B does not meet the qualifications of employment, with the qualifications of employment being:
2.	Seriously violate the labor discipline or Party A’s rules and regulations;
3.	Seriously derelict duty, conduct malpractice, which causes serious damage to the interests of Party A;
4.	Establish employment relations with other employers at the same time, which will have a serious impact on the completion of Party A’s work tasks, or refuse to make corrections when advised by Party A;
5.	By fraudulent means, cause Party A enter into or change the labor contract against Party A’s true will;
6.	Be investigated for criminal responsibility according to law.
Article 30  In one of the following circumstances, Party A may terminate the Contract, provided that Party A shall notify Party B in writing 30 days in advance or pay Party B an additional monthly salary.
Party B, being sick or injured due to reasons not attributable to work, cannot work in the original work or work in another place arranged by Party A after the medical period;
Party B is not qualified for the job, and is still not qualified for the job after being trained or adjusted of position;
The parties cannot agree on the change of contract in accordance with Article 27 of this Contract.
Article 31  Should Party A be on the verge of bankruptcy for statutory rectification or under serious difficulties in production and operation (difficult enterprise standards as stipulated by local governments), after explaining the situation to the union or all employees, listening to the opinions of the union or employees, and reporting to the labor security administration, this Contract may be terminated.
Article 32  Should Party B have one of the following circumstances, Party A shall not terminate this Contract in accordance with Article 30 and Article 31 hereof:

Engage in occupational disease hazards, without conducting occupational health checks before leaving the post or be in the diagnosis or medical observation period as a suspected occupational patient;
If the occupational disease or work-related injury has reached the level that the labor contract cannot be dissolved or terminated in accordance with national laws;
Be sick or injured not attributable to work and still in the prescribed medical period;
Be a female employee during pregnancy, childbirth and lactation;
Work for Party A for 15 consecutive years and be less than five years till the statutory retirement age;
Act as a representative for collective negotiation in the performance of the duties of such representative;
Other circumstances in compliance with laws and regulations.
Article 33  In any of the following circumstances, Party B may terminate this Contract with Party A at any time, and Party A shall pay Party B corresponding labor remuneration and pay social insurance according to law.
The Employer fails to provide employment protection or working conditions in accordance with the labor contract;
The Employer fails to pay the labor remuneration in a timely manner;
The Employer has not paid social insurance premiums to the Employee according to law;
The rules and regulations of the Employer violate the laws and regulations and damage the rights and interests of the Employee;
The Employer invalidates the labor contract due to the circumstances stipulated in Article 26 of the Labor Contract Law of the People’s Republic of China;
Other circumstances as stipulated by the laws, administrative regulations that the Employee can terminate the labor contract.

Article 34  Should Party B intend to terminate the labor contract, Party B shall notify Party A in writing 30 days in advance.
Article 35  When the contract expires, this labor contract shall be terminated, and the parties may renew the labor contract upon mutual consensus.
Article 36  After the expiration of this Contract, should there be still a labor relationship between the two parties, Party A shall sign or renew the labor contract with Party B in time.
Article 37  If a contract without an open term is entered, should the statutory termination event or the following termination event agreed by the parties occur, this Contract shall be terminated.

VIII.	Economic Compensation and Indemnification
Article 38  Should Party A fail to pay the remuneration in full and in time according to the stipulations of the labor contract or the national regulations, and arrange for overtime work without overtime payment, Party A shall pay corresponding compensation or indemnification according to the law.
Article 39  Should Party A terminate Party B’s contract, except as provided in Article 29 hereof, Party A shall pay Party B economic compensations in accordance with the Article 47 of the Labor Contract Law of the People’s Republic of China.
Article 40  Should this Contract be terminated resulting from Party B’s violation regulations or the provisions hereof, which causes Party A losses, Party B shall compensate Party A for the following losses:
1. The training fee and recruitment fee paid by Party A;
2. Direct economic losses to production, operations and work;
3. Other compensation fees as stipulated herein.

IX.	Liability for Breach of Contract
Article 41  The party who violates this Contract shall bear corresponding responsibility.

X.	Other Matters Agreed by The Parties
Article 42  While signing this Contract, Party A and Party B shall, at the request of the Harbin Municipal Bureau of Labor and Social Security, sign a labor contract online. The parties hereby agree and sign to confirm that the rights and obligations of all labor relations between Party A and Party B are based on this Contract, that the online contract shall be limited to the filing of the labor contract, and that this Contract has the legal effect.
XI.	Dispute Resolution
Article 43  For any dispute applied with the labor dispute mediation committee of the unit for mediation, should Party B be unwilling to mediate or such mediation fail, and Party B request for arbitration, Party B shall render such dispute to the Harbin Pingfang District Labor Dispute Arbitration Commission for arbitration within 60 days from the date of the labor dispute. Either party may also directly submit disputes to the Harbin Pingfang District Labor Dispute Arbitration Commission for arbitration, and should either party be not satisfied with the arbitral award, such party may file a lawsuit with the people’s court.

XII.	Miscellaneous
Article 44  The following special agreements and rules and regulations, as exhibits hereto, shall have the same legal effect as this Contract.
Article 45  For any matter not covered herein, the two parties may resolve it by negotiations; should there be any conflict with the relevant provisions of the national laws and administrative regulations in the future, such relevant provisions shall prevail.
Article 46  Integrity Provisions: In the course of conducting business, should Party B accept any payment of a bribe of more than 10,000 yuan (RMB) or a gift of 10,000 yuan (RMB) or more, once verified, Party A will request Party B to make a compensation to Party A 10 times the bribery amount. Should it constitute any crime, the company will report to the police and pursue criminal responsibility according to law. This Article shall be permanently binding on both parties and will not become invalid due to any contract performance.
Article 47  This Contract is made in duplicate, with each party holding one copy.
Article 48  Party B confirms the following address as the address for service of files and documents in relation to the labor relationship. Should there be any change to the following address, Party B shall notify Party A in writing.
Delivery Address:
Delivery Email:

Party A: (seal)
Legal Representative (Authorized Signatory): (Signature)
Principal (Authorized Signatory): (Signature)

Date：

Party B: (Signature)

Date：